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                                                                     EXHIBIT H.6

                        FIRST AMENDMENT TO TRANSFER AGENT
                               SERVICING AGREEMENT

WHEREAS, The Kirr, Marbach Partners Funds, Inc. (the "Company") and U.S. Bancorp Fund Services, LLC, ("USBFS") entered into a transfer agency agreement (the "Agreement") dated December 17, 1998, and

WHEREAS, The Company and USBFS desire to amend this Agreement to reflect certain regulatory changes since the Agreement was initially executed as further detailed below:

NOW THEREFORE, the parties agree that the following sentence be added to the end of the paragraph of Section seven (7) of the Agreement:

     "Further, federal examiners shall have access to information and records relating to anti-money laundering activities performed by USBFS hereunder and USBFS consents to any inspection authorized by law or regulation in connection thereof."

Dated this 29 day of August, 2002

      Kirr, Marbach Partners Funds, Inc.         US Bancorp Fund Services, LLC

By: /s/ MICKEY KIM                          By: /s/ JOSEPH NUEBERGER
   -------------------------------------       ---------------------------------
Attest: /s/ Mark D. Foster                  Attest: /s/ Freddie Jacobs
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